Exhibit 99.1

EVOLUTION RESOURCES, INC.

Balance Sheet

April 29, 2009

CONTENTS

Independent Auditor's Report	1
Financial Statement
Balance Sheet	2
Note to Balance Sheet	3

INDEPENDENT AUDITOR'S REPORT

Board of Directors

Evolution Resources, Inc.

Clarksdale, Mississippi

We have audited the accompanying balance sheet of Evolution Resources, Inc. (the "Company") as of April 29, 2009. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of the Company as of April 29, 2009, in conformity with accounting principles generally accepted in the United States of America.

Jackson, Mississippi

April 30, 2009

EVOLUTION RESOURCES, INC.
Balance Sheet
April 29, 2009

ASSETS
Cash	$750
Total assets	$750
SHAREHOLDERS' EQUITY
Common stock $.001 par value, 10,000,000 shares
authorized, 0 shares issued and outstanding	$––
Additional paid-in capital	750
Total shareholders' equity	$750

EVOLUTION RESOURCES, INC.

April 29, 2009

NOTE TO BALANCE SHEET

Note 1.  Nature of Business

Evolution Resources, Inc. (the "Company") was incorporated in the state of Delaware on April 9, 2009. Its business is expected to involve the production and sale of cellulosic ethanol and biodiesel fuel. The Company's operations are expected to be primarily in the States of Mississippi, Louisiana and Washington.

3